Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to (i) the reference in this Form 10-K of ATP Oil & Gas Corporation (the “Company”), as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to the report prepared by Ryder Scott Company, L.P. entitled “ATP Oil & Gas Corporation, Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Case, as of December 31, 2003”, dated March 2, 2004 and “ATP Oil & Gas (Netherlands) B.V., Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Case, as of December 31, 2003”, relating to the estimated quantities of future proved reserves and income attributable to the interests of the Company, and (ii) the incorporation by reference to the report prepared by Ryder Scott Company, L.P. into ATP Oil & Gas Corporation’s previously filed Registration Statements on Form S-3 (No. 333-105699) and on Form S-8 (No. 333-60762).

Ryder Scott Company, L.P.

Houston, Texas

March 26, 2004